NEWS RELEASE
Contact:  Murray Stamer
                                     48 South Service Road
                                     Melville, NY 11747

                                     (631) 465-3600

       PARK ELECTROCHEMICAL REPORTS FIRST QUARTER RESULTS

Melville,  New  York,  June  29, 2005......Park  Electrochemical
Corp.  (NYSE-PKE)  reported sales of $55,676,000  for  its  2006 fiscal year first quarter ended May 29, 2005 compared to sales of $58,518,000 for the first quarter of last year.

Park reported net earnings before special items of $6,387,000 for the first quarter ended May 29, 2005 compared to net earnings of $6,021,000 for last fiscal year's first quarter ended May 30, 2004. The Company recorded an after-tax charge of $1,059,000 for termination benefits related to the reduction in workforce at its Neltec Europe SAS subsidiary in Mirebeau, France during the first quarter ended May 29, 2005. Net earnings were $5,328,000 for the quarter ended May 29, 2005 compared to net earnings of $6,021,000 for last year's first quarter.

Park's basic and diluted earnings per share before special items were $.32 for the first quarter ended May 29, 2005 compared to basic and diluted earnings per share of $.30 for last year's first quarter. Basic and diluted earnings per share were $.27 for the quarter ended May 29, 2005 compared to basic and diluted earnings per share of $.30 for last year's first quarter.

Brian Shore, Park's President and CEO, said, "The global markets for our electronic materials products continued to be mixed during our first quarter and into the beginning of our second quarter. Although, as usual, our visibility into our electronics markets is very limited, I should at least remind you that our second quarter is often the slowest quarter for our electronic materials business. The markets for our advanced composite materials products continued to be strong in the first quarter, and we believe that strength will continue through the second quarter."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 811-8824.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Sunday, July 3, 2005. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 8236774 or on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures, which include special items, such as realignment and severance charges. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company's operating performance, since the Company's on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to net earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended February 27, 2005.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials and advanced composite materials for the electronics, military, aerospace, wireless communication, specialty and industrial markets. The Company's manufacturing facilities are located in Singapore, China (currently under construction), France (two facilities), Connecticut, New York, Arizona and California. The Company operates under the FiberCoteT, Nelcor and Neltecr names.

Additional corporate information is available on the Company's web site at www.parkelectro.com.

The   performance   table  (in  thousands,  except   per   share
amounts-unaudited):

                                            13 weeks ended
                                          -----------------
                                          5/29/05   5/30/04
                                          -------   -------
Sales                                     $55,676   $58,518

Net Earnings before Special Items          $6,387    $6,021
Special Items                               1,059         -
   Net Earnings                            $5,328    $6,021

Basic and Diluted Earnings Per Share:
 Earnings before Special Items              $0.32     $0.30
 Special Items                               0.05         -
   Earnings Per Share                       $0.27     $0.30

Weighted Average Shares Outstanding:
   Basic                                   19,947    19,810
   Diluted                                 20,076    20,068


The comparative balance sheets (in thousands):

                                           5/29/05   2/27/05
                                         (unaudited)
     Assets
     Current Assets
      Cash and Marketable Securities      $192,343  $189,578
      Accounts Receivable, Net              35,675    35,722
      Inventories                           15,292    15,418
      Other Current Assets                   3,985     2,944

        Total Current Assets               247,295   243,662

      Fixed Assets, Net                     61,112    63,251
      Other Assets                             365       398

        Total Assets                      $308,772  $307,311

     Liabilities  and Stockholders' Equity
     Current Liabilities
      Accounts Payable                    $ 12,076  $ 15,121
      Accrued Liabilities                   20,905    20,566
      Income Taxes Payable                   7,938     6,474

        Total Current Liabilities           40,919    42,161

     Deferred Income Taxes                   4,439     5,042
     Liability from  Discontinued
      Operations                            17,251    17,251

        Total Liabilities                   62,609    64,454

     Stockholders' Equity                  246,163   242,857

        Total Liabilities and
         Stockholders' Equity             $308,772  $307,311

     Equity Per Share                       $12.32    $12.19


Detailed operating information (in thousands -
unaudited):
                                              13 Weeks Ended
                                            5/29/05   5/30/04

    Net Sales                               $55,676   $58,518

    Cost of Sales                            43,646    44,806
        %                                     78.4%     76.6%

    Gross Profit                             12,030    13,712
        %                                     21.6%     23.4%

    Selling, General and Administrative
     Expenses                                 6,269     8,341
            %                                 11.3%     14.2%

    Profit from Operations                    5,761     5,371
        %                                     10.3%      9.2%

    Other Income                              1,336       651
        %                                      2.4%      1.1%

    Pre-Tax Operating Profit                  7,097     6,022
        %                                     12.7%     10.3%

    Income Tax Provision                        710         1
        Effective Tax Rate                    10.0%      0.0%

    Net Profit before Special Items           6,387     6,021
        %                                     11.5%     10.3%

      Special Items:

    Realignment charges                       1,059        -
        %                                      1.9%        -

    Income Tax Benefit                           -         -
        Effective Tax Rate                       -         -

    After-Tax Realignment Charges             1,059        -
        %                                      1.9%        -

      After Special Items:

    Earnings before Income Taxes              6,038     6,022
        %                                     10.8%     10.3%

    Income Tax Provision                        710         1
        Effective Tax Rate                    11.8%      0.0%

    Net Earnings                            $ 5,328   $ 6,021
        %                                      9.6%     10.3%

                      #    #    #    #    #